                                      EXHIBIT A

                           CONTINENTAL MEDICAL SYSTEMS, INC.
                               1994 STOCK OPTION PLAN

1. PURPOSE.

   The 1994 Stock Option Plan (the "Plan") is intended to enable Continental Medical Systems, Inc. (the "Company") and any subsidiary corporation of the Company to attract and retain capable officers and other key employees, and to provide them with incentives to promote the best interests of the Company and its subsidiaries through the grant of incentive stock options and nonqualified stock options (collectively, "Options").

   As used in the Plan, the term "incentive stock options" or "ISOs" means options which are intended to qualify as incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The term "nonqualified stock option" or "NQSOs" means options which are not intended to qualify as incentive stock options. The term "subsidiary" means any corporation (whether or not in existence at the time the Plan is adopted) which, at the time an Option is granted, is a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 424(f) of the Code, or any similar provision hereafter enacted.

2. ADMINISTRATION.

   The Plan shall be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"). Each member of the Committee, while serving as such, shall be deemed to be acting in his capacity as a director of the Company. No member of the Committee shall be eligible, nor shall have been eligible at any time within one year prior to his appointment to the Committee, for selection as a person to whom Options may be granted pursuant to the Plan or to whom stock grants or stock options may be granted pursuant to any other plan of the Company or any of its "affiliates," as defined in the Securities Exchange Act of 1934, entitling the participant therein to acquire stock, or stock options of the Company or any of its affiliates, except that a member of the Committee may receive stock options under the 1989 Non-Employee Directors' Stock Option Plan of the Company, as the same may be amended from time to time.

   Subject to the terms of the Plan, the committee shall have full and final authority in its absolute discretion to select the persons to whom Options shall be granted under the Plan and to set the date of grant and the other terms of such Options. The Committee also shall have the authority to establish and rescind, from time to time, such rules and regulations, not inconsistent with the provisions of this Plan, for the proper administration of this Plan and Options granted hereunder, and to make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan or in any Option granted hereunder in the manner and to the extent it shall deem desirable.
All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company and its subsidiaries, officers and employees (including former officers and employees) of the Company and any subsidiary, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

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3. ELIGIBILITY.

   The persons eligible to receive Options (the "Eligible Individuals") under the Plan shall be the salaried officers and other key employees of the Company and its subsidiaries who may be designated by the Committee.

4. STOCK SUBJECT TO THE PLAN.

   Subject to further adjustment as provided in Section 7 hereof, 1,500,000 shares (the "Shares") of $0.01 par value Common Stock shall be available for the grant of Options under the Plan, which shares may be authorized but unissued Shares or reacquired Shares, as the Company shall determine.

   If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.

5. GRANTS, TERMS AND CONDITIONS OF OPTIONS.

   From time to time until the expiration or earlier termination of the Plan, the Committee may grant Options to Eligible Individuals (such grantees are hereinafter referred to as "Optionees") under the Plan, PROVIDED, HOWEVER, that grants of ISOs and NQSOs shall be separate and not in tandem. Options granted pursuant to the Plan shall be in such form as the Committee shall from time to time approve, and shall be subject to the following terms and conditions:

      (a) PRICE. The option price per Share under each Option granted under the Plan shall be determined and fixed by the Committee in its discretion but shall not be less than (i) in the case of an ISO granted to a person who owns more than 10% of the combined voting power of all shares of stock of the Company or any subsidiary on the date of grant, the greater of $0.01 or 110% of the fair market value of the Shares on the date of grant of such Option, and (ii) in all other cases, the greater of $0.01 or 100% of the fair market value of the Shares on the date of grant of such Option. For purposes of this Section, an individual shall be deemed to own any shares of stock of the Company or any subsidiary which are attributed to such individual under section 424(d) of the Code.

      The fair market value of the optioned shares of Common Stock shall be arrived at by a good faith determination of the Committee and shall be (i) the mean between the highest and lowest quoted selling price, if there is a market for the Common Stock on a registered securities exchange or on an over-the-counter market, on the date of grant, or (ii) the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant, or (iii) the mean between the bid and asked prices, as reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant, or (iv) such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee. Where the fair market value of the optioned shares of Common Stock is determined under (ii) above, the average of the means between the highest and lowest sales on

                                    A-2

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   the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e, the valuation date), in accordance with Treas. Reg. Section 20.2031-2(b)(1).

      (b) TERM. Subject to earlier termination as provided in Subsections (d) through (g) below and in Section 7 hereof, the duration of each Option shall not be more than 10 years from the date of grant, provided that, in the case of an ISO, the duration of any Option granted to a person who owns more than 10% of the total combined voting power of all shares of stock of the Company or any subsidiary on the date of grant of the Option shall not be more than five years from the date of grant.

      (c) LOANS. If an Optionee, at or after the date of grant, is designated as an "eligible participant" by the Committee and if the Optionee thereafter so requests, the Company will loan the Optionee the money required to satisfy any income tax obligations (as opposed to alternative minimum tax obligations) resulting from the exercise of any Options. Any loan or loans to an Optionee shall be made only at the time any such tax resulting from such exercise is due. The Committee, in its discretion, may require an affidavit from the Optionee specifying the amount of the tax required to be paid and the date when such tax must be paid. The loan will be made on the Optionee's personal, negotiable, demand promissory note, bearing interest at the lowest rate which will avoid imputation of interest under section 7872 of the Code, and including such other terms as the Committee prescribes.

      (d) EXERCISE AND PAYMENT. Options shall be exercisable in such installments and on such dates, not less than one year from the date of grant, as the Committee may specify; provided, that the Committee may determine that Options will become immediately exercisable in whole or in part in the event of death, disability or termination of employment. Except as otherwise provided in Subsections (e) through (g) below, Options shall only be exercisable by an Optionee while he remains in the employ of the Company or any subsidiary. Any Shares which may be purchased upon exercise of an Option, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Options may be exercised, in whole or in part, from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of Shares to be purchased, and accompanied by payment in full of the aggregate purchase price for the Shares. Only full Shares shall be delivered, and any fractional share which might otherwise be deliverable upon exercise of an Option granted hereunder shall be forfeited.

      The purchase price shall be payable: (i) in cash or its equivalent, or
   (ii) if the Committee, in its discretion, so provides in the Option agreement or, in the case of NQSOs, if the Committee, in its discretion, so determines at or prior to the time of exercise, in whole or in part through the transfer of Common Stock previously acquired by the Optionee; provided the Common Stock so transferred has been held for the applicable holding period set forth below:

         (i) if such previously acquired shares of Common Stock were acquired through the exercise of an ISO and are being tendered as payment of the Option price under an ISO, such Shares have been held by the Optionee for a period not less than the holding period described in section 422(a)(1) of the Code;

         (ii) if such previously acquired shares of Common Stock were acquired through the exercise of an ISO or a NQSO and are being tendered as payment of the Option price under a NQSO, such Shares have been held by the Optionee for more than six months; or

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          (iii) if such previously acquired shares of Common Stock were acquired through the exercise of a NQSO and are being tendered as payment of the Option price under an ISO, such Shares have been held by the Optionee for more than six months.

          In the event such purchase price is paid, in whole or in part, with shares of Common Stock, the portion of the purchase price so paid shall be equal to the fair market value, as determined by, or in the manner prescribed by, the Committee in accordance with Subsection (a) above, on the date of exercise of the Option, of the shares of Common Stock so tendered in payment of such purchase price.

     (e) DEATH OF OPTIONEE. If an Optionee's employment is terminated by reason of his death prior to the expiration date of his Option, or if an Optionee whose employment is terminated (as described in Subsections (f) and (g) below) shall die following his termination of employment but prior to the expiration date of his Option or expiration of the period determined under Subsection (f) or (g) below, if earlier, such Option may be exercised by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his death, or to any greater extent permitted by the Committee, at any time prior to the earlier of (i) one year following the date of the Optionee's death, or (ii) the expiration date of such Option (which, in the case of death following a termination of employment pursuant to Subsection (f) or (g) below, shall be deemed to mean the expiration of the exercise period determined thereunder).

     (f) DISABILITY OF OPTIONEE. If an Optionee shall become disabled (within the meaning of section 22(e)(3) of the Code) during his employment with the Company or any subsidiary, and his employment with the Company and all subsidiaries is terminated as a consequence of such disability prior to the expiration date of his Option, such Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee, at any time prior to the earlier of (i) one year following the date of the Optionee's termination of employment, or (ii) the expiration date of such Option. In the event of the Optionee's legal disability, such Option may be so exercised by the Optionee's legal representative.

     (g) TERMINATION OF EMPLOYMENT OF OPTIONEE. If an Optionee's employment with the Company and all subsidiaries is terminated prior to the expiration date of his Option, such Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, at any time prior to the earlier of (i) three months after the date of termination or (ii) the expiration date of such Option; provided, however, if an Optionee's employment is terminated voluntarily by the Optionee or by the Company "for cause" (as defined below), the Optionee shall have no right to exercise his Option on or after the date of such termination. As used herein, termination of an Optionee's employment by the Company shall be "for cause" if the Board reasonably concludes that the Optionee has materially failed to perform his responsibilities to the Company, materially failed to follow directives or policies established by or at the direction of the Board, or conducted himself in a manner materially detrimental to the interests of the Company.


                                     A-4


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     (h) TRANSFERABILITY.  No Option shall be assignable or transferable by an Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, his Options shall be exercisable only by him, or in the event of his legal disability, by his legal representative.

     (i) RIGHTS AS A STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to any Shares covered by his Option until the exercise of such Option and his payment for such Shares.

     (j) ANNUAL LIMIT ON EXERCISE OF ISOS. The aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which ISOs are exercisable for the first time by an Eligible Individual during any calendar year (under the Plan and any other ISO plan of the Company or any parent or subsidiary corporation) shall not exceed $100,000.

     (k) OPTION AGREEMENT AND FURTHER CONDITIONS. As soon as practicable after the grant of an Option, each Optionee shall enter into, and be bound by the terms of, a stock option agreement (the "Option Agreement") which shall state the number of Shares to which the Option pertains and specify whether the Option is intended to be an ISO or a NQSO. The Option Agreement shall set forth such terms, conditions and restrictions regarding the Option not inconsistent with the Plan (and, in the case of ISOs, the provisions of section 422(b) of the Code) as the Committee shall determine. Without limiting the generality of the foregoing, the Committee, in its discretion, may impose further conditions upon the exercisability of the Options and restrictions on transferability with respect to Shares issued upon exercise of Options.

     (l) WITHHOLDING. The obligations of the Company to deliver Shares upon the exercise of any Option (or cash in lieu thereof) shall be subject to any applicable federal, state and local tax withholding requirements.

     If the exercise of any Option is subject to the withholding requirements of applicable federal tax law, an Optionee may satisfy the federal withholding tax, in whole or in part, by electing to have the Company withhold Shares subject to the exercise (or by returning previously acquired Shares or other Common Stock to the Company); provided, however, that with respect to an Optionee who is subject to section 16 of the Securities Exchange Act of 1934, any such amount of federal taxes required to be withheld shall be satisfied automatically by withholding Shares subject to the exercise. The Company may not withhold Shares in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. Shares or other Common Stock shall be valued, for purposes of this Subsection
(l), at its fair market value on the date the amount attributable to the exercise of the Option is includable in the income of the Optionee under section 83 of the Code (the "Determination Date").

     If Shares or other Common Stock acquired by the exercise of an ISO is used to satisfy the withholding requirement described above, such Shares or other Common Stock must have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code as of the Determination Date. If Shares or other Common Stock acquired by the exercise of a NQSO or of an option under a similar plan is used to satisfy such withholding requirement, such option must have been granted to the Optionee at least six months prior to the Determination Date.

     The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

6. LISTING AND REGISTRATION OF SHARES.

     Each Option under the Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Option or Shares covered thereby upon any securities exchange or under the laws of any jurisdiction, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option, or the exercise thereof, then no such Option may be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, on conditions acceptable to the Company. Each Optionee, or his legal representative or beneficiaries, also may be required to give satisfactory assurance that Shares acquired upon exercise of an Option are being acquired for investment and not with a view to distribution, and certificates representing such Shares may be legended accordingly.

7. ADJUSTMENTS.

     The number of Shares which may be issued under the Plan, as stated in
Section 4 hereof, and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the exercise price per share under such outstanding Options), shall be equitably adjusted by the Committee to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

     In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the Committee shall, in its unlimited discretion, have the power prior to such event (i) to terminate all outstanding Options upon at least seven days' prior notice to each Optionee and, if the Committee deems it appropriate, to cause the Company to pay to each Optionee an amount in cash with respect to each Share to which a terminated Option pertains equal to the difference between the Option price and the value, as determined by the Committee in its sole discretion, of the consideration to be received by the holders of shares of Common Stock in connection with such transaction, or (ii) to provide for the exchange of Options outstanding under the Plan for options to acquire securities or other property to be delivered in connection with the transaction and in connection therewith to make an equitable adjustment, as determined by the Committee in its sole discretion, in the Option price and number of Shares or amount of property subject to the Option and, if deemed appropriate, provide for a cash payment to Optionees in partial consideration for such exchange. Further, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

     The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs, such change is excluded from the definition of a "modification" under section 424(h) of the Code.

8. ACQUISITIONS.

     Notwithstanding any other provision of this Plan, Options may be granted hereunder in substitution for options held by officers and employees of other corporations who are about to become, or have become, employees of the Company or a subsidiary corporation as a result of a


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

merger, consolidation, acquisition of assets or similar transaction by the Company or a subsidiary. The terms, including the option price, of the substitute options so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

9. AMENDMENT OR DISCONTINUANCE OF THE PLAN.

     (a) The Board from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever, except that, without the approval of the stockholders (given in the manner set forth in Subsection (b) below): (i) the class of employees eligible to receive Options shall not be changed nor shall any other requirement as to eligibility for participation in the Plan be materially modified, (ii) the maximum number of shares of Common Stock with respect to which Options may be granted under the Plan shall be materially increased except as permitted under Section 7 hereof, (iii) the benefits accruing to employees participating in the Plan shall not be materially increased, and (iv) the duration of the Plan under Section 13 hereof shall not be extended; and further provided, that no such suspension, discontinuance, or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

     (b) (i) The approval of stockholders must be by a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware; and

          (ii) The approval of stockholders must comply with all applicable provisions of the corporate charter, bylaws, and applicable state law prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of stockholder approval in such case, the approval of stockholders must occur:

               (A) By a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring stockholder approval (i.e., an action on which stockholders would be entitled to vote if the action were taken at a duly held stockholders' meeting); or

               (B) By a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the plan.

10. ABSENCE OF RIGHTS.

     The recommendation or selection of an Eligible Individual as a recipient of an Option under the Plan shall not entitle such person to any Option unless and until the grant actually has been made by appropriate action of the Committee; and any such grant is subject to the provisions of the Plan. Further, the granting of an Option to a person shall not entitle that person to continued employment by the Company or a subsidiary or affect the terms and conditions of such employment, and the Company shall have the absolute right, in its discretion, to retire such person in accordance with its retirement policies or otherwise to terminate his employment, whether or not such termination may result in a partial or total termination of his Option.


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

11. STOCKHOLDER APPROVAL

     This Plan shall become effective on August 20, 1993, (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the stockholders, in the manner described in Section 9(b) hereof, within 12 months before or after the date the Plan was adopted by the Board, the Plan and all Options granted hereunder shall be null and void.

12. NO OBLIGATION TO EXERCISE OPTION

     The granting of an Option shall impose no obligation upon a key employee to exercise such Option.

13. TERMINATION OF PLAN

     Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on August 19, 2003, which date is within 10 years after the date the Plan was adopted by the Board, or the date the Plan was approved by the stockholders of the Company, whichever is earlier, and no Options hereunder shall be granted thereafter. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Options issued hereunder, and outstanding on the date set forth in the preceding sentence, which by their terms extend beyond such date.

14. GOVERNING LAW

     The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of key employees under, the Plan, and Options granted thereunder.


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

                      CONTINENTAL MEDICAL SYSTEMS, INC.
                          1994 STOCK OPTION PLAN
                      INCENTIVE STOCK OPTION AGREEMENT


   INCENTIVE STOCK OPTION AGREEMENT, dated as of the     day of          (the
"Grant Date"), between CONTINENTAL MEDICAL SYSTEMS, INC., a Delaware
Corporation (the "Company"), and               (the "Optionee"), a key
employee of the Company and/or its wholly owned subsidiaries.

   WHEREAS, the Company desires to afford the Optionee an opportunity to purchase shares of Common Stock, $.01 par value per share, of the Company ("Shares") as hereinafter provided, in accordance with the provisions of the Continental Medical Systems, Inc. 1994 Stock Option Plan (the "Plan"), a copy of which is attached hereto. Except as otherwise provided herein, terms used herein shall have the same meanings as in the Plan.

   NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

   1.  GRANT OF OPTION.  The Company hereby grants to the Optionee the right
and option to purchase all or any part of an aggregate of        Shares (the
"Option"), which Option is intended to qualify as an "incentive stock option" under section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the Plan's terms and conditions now in effect and as they may be amended from time to time in accordance with the Plan (which terms and conditions are and automatically shall be incorporated herein by reference and made a part hereof and shall control in the event of any conflict with any other terms of this Agreement).

   2.  PURCHASE PRICE.  The purchase price per share (the "Option Price") of
the Shares covered by the Option (the "Option Shares") shall be $      ,
which price was the closing quote for the Company's Common Stock on the New York Stock Exchange on the Grant Date.

   3.  TERM.  Unless earlier terminated pursuant to any provision hereof or
of the Plan, the Option shall expire on              , (the "Expiration
Date").

   4. EXERCISE OF OPTION. Except where permitted by the Plan, the right of the Optionee to exercise any installment of the Option is subject to the condition that the Optionee be employed as key employee of the Company, or any subsidiary of the Company, as defined by section 424(f) of the Code, on the date such installment becomes exercisable. The Option shall become
exercisable in      installments; and the Optionee shall have the right to
purchase from the Company, on and after the following dates, the following number of Shares:


     DATE INSTALLMENT BECOMES
          EXERCISABLE                NUMBER OF OPTION SHARES
     ------------------------        -----------------------
                                                 Shares
                                     an additional     Shares
                                     an additional     Shares
                                     an additional     Shares


The right of the Optionee to purchase the Option Shares which are the subject of any installment of the Option which has become exercisable may be exercised in whole or in part at any time or times prior to the expiration or other termination of the Option.

   The foregoing provisions of this Paragraph 4 notwithstanding, the exercisability of the Option is subject to the terms and conditions of the Plan.

   5. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised by written notice to the Company at its principal office, which is presently located at 600 Wilson Lane, Mechanicsburg, Pennsylvania 17055. Such notice (a suggested form of which is attached hereto) shall state the election to exercise the Option and the number of Option Shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, if the Company so requests, be accompanied by the investment certificate referred to in Section 6 of the Plan; and shall be accompanied by payment of the full Option Price of such Option Shares. The Option Price shall be paid in cash, or by check, bank draft, or postal or express money order, or in Shares previously acquired by the Optionee (provided that if such Shares were acquired through exercise of an incentive stock option, such Shares shall have been held by the Optionee for a period not less than the holding period described in section 422(a)(1) of the Code; or if such Shares were acquired through exercise of a non-qualified stock option, such Shares have been held by the Optionee for more than one year), or in a combination of cash (or its equivalent) and Shares. Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the Shares with respect to which the Option is so exercised. The certificate or certificates for such Shares shall be registered in the name of the person or persons so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee shall so request in the notice exercising the Option, shall be registered in the name of the Optionee and his or her spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons after the death or legal disability of the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable by the Company.

   6. NON-TRANSFERABILITY OF OPTION. The Option is not assignable or transferable, in whole or in part, by the Optionee, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of legal disability, by the Optionee's legal representative.

   7. DISQUALIFYING DISPOSITION OF OPTION SHARES. The Optionee agrees to give written notice to the Company, at its principal office, if a "disposition" of the Shares acquired through exercise of the Option granted hereunder occurs at any time within two years after the Grant Date or within one year after the transfer to the Optionee of such Shares. For purposes of this Paragraph, the term "disposition" shall have the meaning assigned to such term by section 424(c) of the Code.

   8. WITHHOLDING OF TAXES. The obligation of the Company to deliver Shares upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements.

   9. GOVERNING LAW. This Agreement shall, to the maximum extent possible, be construed in a manner consistent with the Code provisions concerning incentive stock options, and its interpretation shall otherwise be governed by Delaware law.

   IN WITNESS WHEREOF, the Company has caused this Incentive Stock Option Agreement to be executed by a duly authorized officer, and the Optionee has hereunto set his hand and seal, all as of the day and year first above written.


                                            CONTINENTAL MEDICAL SYSTEMS, INC.

                                            BY:______________________________



                                            _________________________________
                                            Optionee

                    CONTINENTAL MEDICAL SYSTEMS, INC.
                          1994 STOCK OPTION PLAN

                 Notice of Exercise of Incentive Stock Option

   I hereby exercise the incentive stock option granted to me as of by Continental Medical Systems, Inc., with respect to the following number of shares of Continental Medical Systems, Inc. Common Stock, $.01 par value per share, ("Shares") covered by said option:

      Number of Shares to be purchased    ________________________________

      Option price per Share              $_______________________________

      Total option price                  $_______________________________

   Enclosed is my check in the amount of $__________ (and/or _____________ Shares(1) in full payment for such Shares.

   Please have the certificate or certificates representing the purchased Shares registered in the following name or names(2) ______________________ ______________________________________________________________________ and
sent to ____________________________________________________ .


DATED: ____________, _______



                                          _________________________________
                                                 Optionee's Signature


                                          _________________________________
                                          _________________________________
                                          _________________________________
                                                      Home Address


                                          _________________________________
                                                  Social Security No.

_____________
(1) The option price may be paid in whole or in part by delivery of Shares, subject to the terms of the Continental Medical Systems, Inc. 1994 Stock Option Plan and the Optionee's Incentive Stock Option Agreement.

(2) Certificates may be registered in the name of the Optionee alone or in the joint names of the Optionee and his or her spouse.